Exhibit 12

[DORSEY & WHITNEY LLP letterhead]

December 8, 2003

TO THE PARTIES LISTED ON SCHEDULE A

Ladies and Gentlemen:

          We have acted as counsel to Advantus Bond Fund, Inc., Advantus Cornerstone Fund, Inc., Advantus International Balanced Fund, Inc., Advantus Mortgage Securities Fund, Inc., Advantus Real Estate Securities Fund, Inc., Advantus Spectrum Fund, Inc. and Advantus Venture Fund, Inc. (each a “Target Fund” and collectively the “Target Funds”), in connection with the acquisition of all of the assets of each Target Fund, by the corresponding, separately managed series of Ivy Funds, a Massachusetts business trust (“Ivy Funds”) (each such series an “Acquiring Fund”), as set forth on Schedule B hereto, pursuant to Agreements and Plans of Reorganization dated as of December 1, 2003 (the “Agreements”), by and between Ivy Funds on behalf of each Acquiring Fund and each Target Fund. Unless otherwise provided herein, capitalized terms used in this opinion shall have the same meaning as set forth in the Agreements.

          You have requested our opinion concerning certain federal income tax consequences of the transfer of the Assets of each Target Fund in exchange solely for shares of the corresponding Acquiring Fund and its assumption of the Target Fund’s Liabilities and the distribution of such shares to the Shareholders upon liquidation of the Target Fund, all pursuant to the Agreements (the “Reorganizations;” each a “Reorganization”). In this regard we have examined (1) the Agreements, (2) the Registration Statement on Form N-14 (including, but not limited to, the Prospectus and Proxy Statement included therein) filed with the Securities and Exchange Commission on or about August 28, 2003 and bearing SEC File No. 333-108287, and (3) such other documents and records as we consider necessary in order to render this opinion.

          Pursuant to the Agreements, all of the Assets of each Target Fund will be exchanged solely for the corresponding Acquiring Fund’s assumption of the Target Fund’s Liabilities and a number of full and fractional Acquiring Fund Shares having an aggregate net asset value equal to that of the full and fractional Target Fund Shares outstanding as of the Valuation Time. All Acquiring Fund Shares then held by each Target Fund, representing all of the assets of the Target Fund, will be distributed to its Shareholders pursuant to the Agreements in a liquidating

TO THE PARTIES LISTED
ON SCHEDULE A
December 8, 2003

distribution, and all of the issued and outstanding shares of each Target Fund at the Effective Time will be cancelled on the books of the Target Fund. In the distribution, each Shareholder will receive a number of Acquiring Fund Shares equal to the number of Target Fund Shares the Shareholder held immediately before the Reorganization, and such Acquiring Fund Shares will have a net asset value equal to the net asset value of the Shareholder’s Target Fund Shares as of such time.

          In approving the Agreements, the Board considered, as more fully discussed in the Registration Statement, that the investment objectives and strategies of each Target Fund and corresponding Acquiring Fund are similar, that there will be greater and broader distribution opportunities for the combined funds, and that Advantus Capital Management, Inc., and not Target Fund shareholders, will be responsible for payment of expenses related to the Reorganizations.

          Our opinion is based upon existing law and currently applicable Treasury Regulations, currently published administrative positions of the Internal Revenue Service contained in Revenue Rulings and Revenue Procedures and judicial decisions, all of which are subject to change prospectively and retroactively. It is not a guarantee of the current status of the law and should not be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

          Based on the Agreement, the other documents referred to herein, the facts and assumptions stated above, as well as representations made by each Target Fund in Certificates dated December 8, 2003, representations made by Ivy Funds in a Certificate dated December 8, 2003, the provisions of the Code and judicial and administrative interpretations as in existence on the date hereof, it is our opinion that each Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and that each Acquiring Fund and each Target Fund will be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

          On the basis of the foregoing opinion that each Reorganization will constitute a reorganization within the meaning of Section 368 of the Code, it is further our opinion that:

          (i) Each Target Fund will recognize no gain or loss on the transfer of its Assets to the corresponding Acquiring Fund in exchange solely for Acquiring Fund Shares and the Acquiring Fund’s assumption of the Target Fund’s Liabilities or on the subsequent distribution of those shares to the Shareholders of such Target Fund in exchange for their Target Fund Shares;

TO THE PARTIES LISTED
ON SCHEDULE A
December 8, 2003

          (ii) Each Acquiring Fund will recognize no gain or loss on its receipt of the corresponding Target Fund’s Assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Target Fund’s Liabilities;

          (iii) Each Acquiring Fund’s basis in each corresponding Target Fund’s Assets will be the same as the Target Fund’s basis therein immediately before their Reorganization, and each Acquiring Fund’s holding period for each such Asset will include the Target Fund’s holding period therefor;

          (iv) A Shareholder will recognize no gain or loss on the exchange of all of its Target Fund Shares solely for Acquiring Fund Shares pursuant to a Reorganization;

          (v) A Shareholder’s aggregate basis in the Acquiring Fund Shares to be received by it in a Reorganization will be the same as the aggregate basis in its Target Fund Shares surrendered in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include its holding period for those Target Fund shares, provided that the Target Fund shares were held as capital assets at the Effective Time; and

          (vi) For purposes of Section 381 of the Code, each Acquiring Fund will be treated as if there had been no Reorganization. Accordingly, each Reorganization will not result in the termination of a Target Fund’s taxable year, each Target Fund’s tax attributes enumerated in Section 381(c) of the Code will be taken into account by the corresponding Acquiring Fund as if there had been no Reorganization, and the part of each Target Fund’s taxable year before the Reorganization will be included in the corresponding Acquiring Fund’s taxable year after the Reorganization.

          The foregoing opinion is being furnished to you solely for your benefit in connection with the Reorganizations and may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. Our opinion is limited to the matters expressly addressed above. No opinion is expressed and none should be inferred as to any other matter. Specifically, no opinion is expressed as to the effect of the Reorganizations on any Acquiring Fund, any Target Fund, or any Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

TO THE PARTIES LISTED
ON SCHEDULE A
December 8, 2003

          We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement on Form N-14.

Very truly yours,

/s/ Dorsey & Whitney LLP

BJS/WRG

Schedule A

Advantus Bond Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus Cornerstone Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus International Balanced Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus Mortgage Securities Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus Real Estate Securities Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus Spectrum Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Advantus Venture Fund, Inc.
400 Robert Street North
St. Paul, MN 55101

Ivy Funds
6300 Lamar Avenue
Shawnee Mission, KS 66202

Schedule B

Target Funds	Acquiring Funds

Advantus Bond Fund	Ivy Bond Fund

Advantus Cornerstone Fund	Ivy Value Fund

Advantus International Balanced Fund	Ivy International Balanced Fund

Advantus Mortgage Securities Fund	Ivy Mortgage Securities Fund

Advantus Real Estate Securities Fund	Ivy Real Estate Securities Fund

Advantus Spectrum Fund	Ivy Balanced Fund

Advantus Venture Fund	Ivy Small Cap Value Fund